UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

VOCODIA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7781NW Beacon Square Blvd. Unit 102-V64 Boca Raton Florida	33487
(Address of principal executive offices)	(Zip Code)

(561) 485 0836

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	VHAI	OTC
Series A Warrant	VHAIW	OTC
Series B Warrants	VHAIBW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, Vocodia Holdings Corp. (the “Company”) elected Paul Taylor as Chairman of the Board and Interim Chief Operating Officer, effective immediately. Mr. Taylor, with over 30 years in public company turnarounds and strategic realignments, replaces the prior Chairman and will oversee operational restructuring and the Company’s pivot to AI ecosystem integration. No family relationships, arrangements, or material interests under Item 404(a) of Regulation S-K exist. Compensation details will follow in subsequent filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date:	November 19, 2025	By:	/s/ Brian Podolak
		Name:	Brian Podolak
		Title:	Chief Executive Officer